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                                                                  Exhibit 99(e)

                              [FRONT SIDE OF PROXY]

PROXY                   PINNACLE FINANCIAL SERVICES, INC.                  PROXY

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

 FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON ________, ________, 1997

     The Stockholder executing this Proxy appoints Richard L. Schanze, Arnold L. Weaver, David W. Kolhagen, and John A. Newcomer, or any of them, each with the power to appoint his substitute, attorneys and proxies to represent the Stockholder and to vote and act with respect to all shares of common stock, no par value per share, of Pinnacle Financial Services, Inc. ("Pinnacle") that the Stockholder would be entitled to vote on all matters which come before the Special Meeting of Stockholders of Pinnacle referred to above (the "Special Meeting") and at any adjournment(s) or postponement(s) of the Special Meeting.



                     PLEASE MARK, SIGN AND DATE THIS PROXY.
   RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTAGE PAID RETURN ENVELOPE

                  (Continued and to be signed on reverse side.)
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                              [BACK SIDE OF PROXY]

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL THAT
     FOLLOWS:

     Approval and adoption of (a) the Agreement and Plan of Merger dated as of November 14, 1996 (the "Merger Agreement"), between Pinnacle Financial Services, Inc. and Indiana Federal Corporation ("IFC"), and (b) all of the transactions contemplated by the Merger Agreement (including, without limitation, the merger of IFC with and into Pinnacle (the "Merger"), with Pinnacle being the surviving corporation, and the issuance of shares of common stock, no par value per share, of Pinnacle ("Pinnacle Common Stock") to holders of common stock, $.01 par value per share, of IFC ("IFC Common Stock"). Upon consummation of the Merger, each issued and outstanding share of IFC Common Stock will be converted into one (1) share of Pinnacle Common Stock.).

         / /  FOR               / /  AGAINST               / /  ABSTAIN

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PINNACLE FINANCIAL SERVICES, INC. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF PINNACLE COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED FOR THE ABOVE PROPOSAL. THE SHARES OF PINNACLE COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY COME BEFORE THE SPECIAL MEETING.

     The undersigned Stockholder hereby (i) revokes any and all proxies previously executed with respect to the Special Meeting, and (ii) acknowledges receipt of the notice and proxy statement for the Special Meeting.


                                 Signature(s)
                                             -----------------------------

                                             -----------------------------

                                             Please sign exactly as name appears
                                             on this proxy.  When shares are
                                             held by joint tenants, both should
                                             sign.  When signing as attorney,
                                             executor, administrator, trustee or
                                             guardian, please give full title as
                                             such.  If a corporation, please
                                             sign in full corporate name by an
                                             authorized officer.  If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.

Dated:                    , 1997
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